Exhibit 10.32

EMPLOYMENT AGREEMENT EXTENSION

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT EXTENSION (the “Agreement”) is made and entered into effective as of April 14, 2008 between FindEx.com, Inc., a Nevada corporation (the “Corporation”), and William Terrill (“Officer”) as a term extension to the previous Employment Agreement originally entered into on June 7, 2002.

R E C I T A L S

A.	Officer desires to remain employed by the Corporation as Chief Technical Officer pursuant to the terms and conditions set forth in the Employment Agreement dated June 7, 2002.

B.	The Corporation desires to employ Officer in such capacity pursuant to the terms and conditions set forth in the Employment Agreement dated June 7, 2002.

THE PARTIES AGREE to extend the term of the Employment Agreement for a period of two years from this date. All terms and conditions set forth in the Employment Agreement dated June 7, 2002 shall remain in effect for the additional two-year term extension.

WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

OFFICER:

/s/ William Terrill
William Terrill

COMPANY:

/s/ Steven Malone
Steven Malone
FindEx.com, Inc.